EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Skyworks Solutions, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-91524, 333-100312, 333-100313, 333-122333, 333-131628, 333-132880, 333-134375, 333-150780, 333-150782, 333-162960, 333-176282, 333-176285, 333-176286, 333-179117, 333-191311, and 333-204310) on Form S-8 of Skyworks Solutions, Inc. of our report dated November 14, 2019, with respect to the consolidated balance sheets of Skyworks Solutions, Inc. as of September 27, 2019 and September 28, 2018, and the related consolidated statements of operations, comprehensive income, cash flows, and stockholders’ equity for each of the years in the three-year period ended September 27, 2019, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of September 27, 2019, which report appears in the September 27, 2019 annual report on Form 10‑K of Skyworks Solutions, Inc.

/s/ KPMG LLP

Irvine, California

November 14, 2019